UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) January 20, 2018

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2018, Dr. Frank Lee was appointed a Named Executive Officer of the Company.  Dr. Lee, age 65, has been serving as the President of PDMC (formerly PSMC) since 2006, prior to that he was CEO, NSMC, Ning-PO from 2004 to 2006 and was Fab Director and Senior Advisor for UMC, Hsin-Chu, Taiwan from 2001 to 2004 and, prior to that, he was Executive VP, Grace Semiconductor, Shanghai, China from 2000-2001.  There are no arrangements between Dr. Lee and any other person to which Dr. Lee was appointed as an officer of the Company.  Dr. Lee will receive an annual base salary of $419,027 and will continue to be eligible for a bonus under the Company’s 2011 Executive Compensation Plan. The actual amount of the bonus will be determined based upon the Company and individual performance.  Dr. Lee is also a participant in the 2016 Equity Incentive Compensation Plan pursuant to which he received awards on terms set forth in the Company’s standard form award agreements and will be eligible to receive future awards.  He will also be entitled to severance and paid time off in accordance with his employment agreement and he will be subject to a non-compete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE: January 25, 2018	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.